EXHIBIT 23.1
<P>
            CONSENT OF INDEPENDENT AUDITORS
<P>
The Auxer Group, Inc., West Patterson, New Jersey
<P>
We have issued our report dated March 23,2000, relating to the financial statements of The Auxer Group, Inc. for the years ended December 31, 1999 and December 31, 1998 appearing in the Company's Form 10-SB. In addition, we have issued our report dated May 10, 2000, relating to the financial statements of The Auxer Group, Inc. for the quarter ended March 31, 2000 appearing in the Company's Form 10-QSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."
<P>
Edelman & Kalosieh, Certified Public Accountants, P.A.
<P>
By: /s/ Edelman & Kalosieh, CPAs, P.A.
    ----------------------------------
        Edelman & Kalosieh, CPAs, P.A.
<P>
Fair Lawn, New Jersey
May 23, 2000
<P>